STOCK PURCHASE AGREEMENT

THIS AGREEMENT is entered into the I 2th day of June 2009 between NUCLEAR SOLUTIONS, INC., a Nevada corporation, (herein, the "SELLING SHAREHOLDER"), and SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN, (herein,"PURCHASER"). FUEL FRONTIERS, INC., a Nevada corporation will execute this agreement for the purpose of affirming representations and warranties made concerning FUEL FRONTIERS, INC. (the "COMPANY").

WHEREAS, SELLING SHAREHOLDER owns Thirty Million (30,000,000) shares of Fuel Fmntiers. Inc., a Nevada corporation, (the "COMPANY") which represents all of the issued and outstanding capital stock of Fuel Frontiers. Inc.; and

WHEREAS, SELLING SHAREHOLDER desires to sell and PURCHASER desires to purchase Three Million (3,000,000) common shares of Fuel Frontiers, Inc. which represents Ten (10.0%) of the capital stock of Fuel Frontiers, Inc.

NOW, THEREFORE. based upon the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound hereby, the parties agree as follows:

I.             Agreement

I .I          Purchase Price of Shares Purchased from the SELLING SHAREHOLDER.

With the execution hereo1: PURCHASER acquires from the SELLING SHAREHOLDER and the SELLING SHAREHOLDER sells to the PURCHASER Three Million (3,000,000) common shares of Fuel Frontiers, Inc. (the ''Shares") for Three Hundred Fifty Thousand Dollars ( US$350,000) (the "Purchase Price").

2. .         Representations, Warranties Covenants, Obligations and General Provisions:

SELLING SHAREHOLDER represents and warrants to PURCHASER as of the date hereof and as of the Closing Date:

(a) Incorporation. Authority and Qualification of the SELLING SHAREHOLDER and the COMPANY. Nuclear Solutions, Inc., and Fuel Frontiers. Inc., are corporations duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The COMPANY was organized on September 2. 2005 as Future Fuels, Inc. and changed its corporate name to Fuel Frontiers, Inc. on March 21, 2006. The COMPANY has all necessary corporate power and authority to carry on the business now being conducted by it. The COMPANY is authorized to issue I 00,000,000 common shares, par value $0.000 I per share and I 0,000,000 preferred shares, par value $0.00 l per share. As of the date of this Agreement the COMPANY has 30.000,000 common shares issued and outstanding. No preferred shares are issued or outstanding. Except as described above, no other classes of stock are authorized or issued.

(b)     Authority of SELUNG SHAREHOLDER to Sell Shares. The SELLING SHAREHOLDER'S shares are free and clear of all liens, charges, demands, community property interests, adverse claims or other restrictions on the exercise of any of the attributes of ownership with the exception of restrictions imposed by applicable federal and state corporate and securities laws. There are no contracts, arrangements, commitments or restrictions relating to the sale, transfer or purchase of the Shares, except as outlined in this Agreement.

(c}     Enforceability of Agreement Against the SELLING SHAREHOLDER. The SELLING SHAREHOLDER has all necessary power and authority to enter into this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Related Document to which the SELLING SHAREHOLDER is a party will be, duly executed and delivered by the SELLING SHAREHOLDER. This Agreement constitutes, and each Related Document to which the SELLING SHAREHOLDER is a party will constitute, the legal, valid and binding obligations of the SELLING SHAREHOLDER, enforceable against it in accordance with the respective terms, except as the same may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfors), reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity.

(d)     Shares. The shares, when transforred by the SELLING SHAREHOLDER, will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership, with the exception of restrictions imposed by applicable federal and state corporate and securities laws.

(e)     SEC Reports. The SELLING SHAREHOLDER has furnished to PURCHASER, or the PURCHASER has represented that it has reviewed, copies of its most recent reports which it has filed with the Securities and Exchange Commission on Form I 0-K for the year ending December 31, 2008, including the interim report on Form I 0-Q for the quarter ending March 31, 2009, (the ''SEC Reports").

(t)     Litigation. To the knowledge of the SELLING SHAREHOLDER, there is no claim. action, investigation, arbitration or proceeding pending or, threatened against the COMPANY of any kind whatsoever, or against or relating to any of the assets or the ability of the COMPANY to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, nor is the COMPANY is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

PURCHASER represents and warrants to SELLING SHAREHOLDER as of the date hereof and as of the Closing Date:

(a)     INVESTMENT. The PURCHASER is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The PURCHASER understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the PURCHASER's representations and warranties contained herein.

(b)     DISCLOSURE OF INFORMATION. The PURCHASER has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the PURCHASER under this Agreement. The PURCHASER further has had an opportunity to ask questions and receive answers from the COMPANY regarding the terms and conditions of the oftering of the Shares and to obtain additional information necessary to verify any information furnished to the PURCHASER or to which the PURCHASER had access.

(c)     INVESTMENT EXPERIENCE. The PURCHASER understands that the purchase of the Shares involves substantial risk. The PURCHASER has experience as an investor in securities of companies and acknowledges that it is able to fond for himself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Shares and protecting his own interests in connection with this investment.

(d)     ACCREDITED INVESTOR STATUS. The PURCHASER is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act since (i) he has a net worth in excess of One Million Dollars ($1,000,000); or (ii) his individual income (without his spouse) was in excess of $200,000 in each of the two most recent years, or his joint income with his spouse was in excess of $300,000 in each of those years, and the PURCHASER reasonably expects an income reaching the same income level in the current year.

(e)     RESTRICTED SECURITIES. The PURCHASER understands that the Shares to be purchased hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the COMPANY in a transaction not involving a public ot1ering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The PURCHASER is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The PURCHASER understands that the COMPANY is under no obligation to register any of the Shares sold hereunder except as provided in the Registration Rights Agreement.

3.             CLOSING DATE; DELIVERY

The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the SELLING SHAREHOLDER at approximately 5:00 p.m. (Eastern time), June 12, 2009, or at such other time and place as the COMPANY and the PURCHASER mutually agree (the date of the Closing being hereinafter reforred to as the "Closing Date").

Closing.

(a)     The parties shall execute this Stock Purchase Agreement and the additional transaction documents including the Management Agreement attached hereto as Exhibit A, and two Option Agreements in favor of the PURCHASER and the SELLING SHAREHOLDER , attached hereto as Exhibit B and Exhibit C, respectively. Executed counterpart signature pages shall be exchanged by the PURCHASER and the SELLING SHAREHOLDER via facsimile

(b)     PURCHASER will then pay the Purchase Price of Three Hundred Fifty Thousand ($350,000) U.S. Dollars for the shares via bank wire transfer of immediately available funds to an account designated by the SELLING SHAREHOLDER.

(c)     Upon receipt of the executed transaction documents and the Purchase Price, the SELLING SHAREHOLDER shall immediately instruct the COMPANY's transfor agent to issue and deliver to the PURCHASER a certificate or certificates representing the Shares of Fuel Frontiers, Inc. in accordance with this Agreement.

(d)     The certificate or certificates representing the Shares shall bear a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

THESE SECURITIES HA VE NOT BEEN REGISTERED OR OTHER WISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEJTHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF JN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the COMPANY and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares will be placed with the COMPANY's transfor agent.

4.          Registration Rights. Fuel Frontiers, Inc. grants PURCHASER demand and piggyback registration rights for shares purchased on the June 12, 2009 Stock Purchase Agreement and Stock Option Agreement with Nuclear Solutions, Inc. If PURCHASER exercises his demand registration rights, he will be responsible for all registration costs. If PURCHASER exercises piggyback registration rights, FFI will pay all costs associated with the registration process. SCHRADER acknowledges that the amount of shares that may be registered for any selling shareholder may be limited by SEC rules and practice and that all of his Shares may not be able to be registered in one registration with the SEC.

5.          Repurchase Rights. PURCHASER shall grant the SELUNG SHAREHOLDER and the COMPANY the first right of refusal to match and exceed any third party bona fide offer to purchase PURCHASER'S shares until June 12, 2014. PURCHASER must give COMPANY and SELLING SHAREHOLDER at least 30 days prior written notice of any potential transaction with a third party, accompanied with a copy of the offer to purchase received by the PURCHASER. The SELLING SHAREHOLDER'S rights herein shall extend to any shares purchased by the HOLDER by way of exercise of the June 12, 2009 option in favor of SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN.

6.          General Provisions.

Headings and Interpretation. The headings used in this Agreement are for reference purposes only and will not affect the meaning or interpretation of any term or provision of this Agreement.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

Entire Agreement.   This Agreement and the Related Documents represent the entire understanding of the parties with reference to the matters set forth herein and therein. This Agreement and the transaction documents attached hereto supersede all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

Applicable Law: Jurisdiction and Venue. This Agreement, and all transactions contemplated hereby, shall be governed by. construed and enforced in accordance with the laws of the District of Columbia The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the District of Columbia. ln the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

Counterpa1ts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted will constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures will be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

Further Assurances. Additional Documents, Etc. The COMPANY and the SELLING SHAREHOLDER will do any further acts and sign and deliver to PURCHASER or its designated agents, any additional assurances and instruments that the PURCHASER may require to more completely assure to the PURCHASER rights under this Agreement.

6.8     Termination. Unless extended by written consent of all parties, this Agreement shall terminate and have no further force or effect if the closing hereunder shall not have occurred on or before June 12, 2009.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Stock Purchase Agreement as of the date first written above.

NUCLEAR SOLUTIONS, INC.

By:	/s/ Patrick Herda 6-12-09
Patrick Herda, CEO

FUEL FRONTIERS, INC.

By:	/s/ David Maland
David Maland, President

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

By:

/s/ Scott A. Schrader
Scott A. Schrader
Title:

ESCROW AGREEMENT

TIDS ESCROW AGREEMENT (this "Agreement"), made as of June 1, 2009 between and among Scott Schrader, a resident of Arizona (the "Purchaser"), Nuclear Solutions, Inc., a Nevada corporation (the "Seller") and Burk & Reedy, LLP, a Washington, D.C. law firm (the "Escrow Agent").

WITNESS ETH

WHEREAS, This Agreement modifies that certain escrow agreement entered into between and among the parties on May 8, 2009;

WHEREAS, Purchaser and Seller have agreed to negotiate a stock purchase agreement (the "Purchase Agreement") and to disburse certain funds from escrow as advance disbursements prior to finalization and consummation of such agreement; and

WHEREAS, Purchaser has wire transferred cash to be available for such purchase to the Escrow Agent to be held in escrow and disbursed upon written instructions from the Purchaser and the Seller with respect to the funds then held in escrow (the "Escrowed Funds"); and

WHEREAS, Burk & Reedy, LLP is willing to act as escrow agent and hold and release the Escrowed Funds subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the respective receipts of which are hereby acknowledged, it is agreed as follows:

1.          Escrow Agent. The firm of Burk & Reedy, LLP agrees to act as the escrow agent and to hold and deliver the Escrowed Funds in accordance with the terms and conditions set forth herein.

2.          Escrowed Funds. Purchaser initially wire transferred an aggregate of Seven Hundred Thousand Dollars (US$700,000.00) into the Escrow Agent's escrow account. Since such date, the Purchaser and Seller have jointly authorized disbursements from the Escrowed Funds by written instruction to the Escrow Agent.

3.          Term ofEscrnw. The Escrow Agent shall hold the Escrowed Funds in escrow no later than thirty (30) a,nking days after the date hereof (the "Escrow Period"), such period including the q te hereof, unles the Escrow Period is extended at the written request of the Purchasdf and the Seller.

4.          Release of Esfr.OW.

a.          Except as provided herein, the Escrowed fµnds shall be released, in whole or in part, to the Seller or the Purchaser upon receipt of written notice (the "Release Notice") from and signed by both the Purchaser and the Seller jointly authorizing the Escrow Agent to release and deliver such Escrowed Funds to the bank wire transfer coordinates set forth in the Release Notice and in the amount specified therein. The Release Notice shall be delivered by fax transmission to the Escrow Agent at: (202) 318-6271.

b.          If a Release Notice from the Purchaser and the Seller has not been received by the last day of the Escrow Period, the Escrow Agent shall return the Escrowed Funds to the Purchaser by 5:OOPM EST that day.

c.          Notwithstanding anything to the contrary herein, if during the Escrow Period a claim is made in a filing with a court of proper venue hereunder challenging the transfer of the Escrowed Funds and such claim is upheld or resolved by a judicial proceeding, arbitration or otherwise, then Purchaser and Seller agree that the Escrow Agent may, and hereby direct the Escrow Agent to, adhere to the ruling or resolution of such claim by such judicial proceeding, arbitration or otherwise and transfer the Escrowed Funds accordingly.

d.          If no claim is made against the Escrowed Funds pursuant to Section 4.c. above, then both Purchaser and Seller shall deliver the Release Notice to the Escrow Agent prior to the expiration of the Escrow Period.

5.          Rights of Escrow Agent. In the event that the Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from either Purchaser or Seller which is in conflict with instructions or a notice from the other or which, in the reasonable opinion and sole discretion of the Escrow Agent, conflicts with the provisions of this Agreement, it shall be entitled to take any of the following courses of action:

a.          Hold the Escrowed Funds and decline to take any further action until the Escrow Agent receives joint written instructions from the disputing parties or an order of a court of competent jurisdiction directing it to continue to hold or to deliver the same, in which case the Escrow Agent shall then continue to hold or deliver the Escrowed Funds in accordance with such direction;

b.          In the event of litigation between Purchaser and Seller with respect to the subject matter of the Purchase Agreement, the Escrow Agent may deliver Escrowed Funds to the clerk of any court in which such litigation is pending.

c.          The Escrow Agent may deliver the Escrowed Funds to a court of competent jurisdiction and commence an action for interpleader, the cost thereof to the Escrow Agent to paid out of Escrowed Funds at the time of release of the Escrowed Funds and home by whichever of Purchaser or Seller that does not prevail in the litigation.

d.          The Escrow Agent shall not receive any fee for acting as an escrow agent. In addition, the Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may rely, and shall be protected in acting or refraining from acting in reliance, upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other document believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties.

S:S.

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e.          Purchaser and Seller hereby jointly and severally indemnify the Escrow Agent and to agree to defend it and hold it harmless the against any loss, liability or expense (including legal fees) incurred in good faith in the performance of its services hereunder, including the payment in advance to counsel representing the Escrow Agent for the cost and expense of defending itself against any claim or liability.

f.          Purchaser and Seller acknowledge that the Escrow Agent has acted as counsel to Seller in connection with the Purchase Agreement and other agreements and documents being executed in connection therewith and in other matters. At the time of disbursement of Escrowed Funds to the Seller, Burk & Reedy, LLP, as counsel to the Seller, shall retain from Escrowed Funds such legal fees and expenses as may be then owed by Seller. Purchaser and Seller agree that in the event of any disputes thereunder, the Escrow Agent may continue to represent Seller, and Purchaser and Seller hereby waive any claim of conflict of interest which they may otherwise have.

6.          Miscellaneous.

b.     Notices. Any notice required or permitted to be given under this Agreement shall be made in writing, and shall be effective when sent by fax in the case of the Release Notice, and otherwise when mailed, by certified mail or overnight express service as follows:

PURCHASER:

Scott Schrader

#2 HMB Circle

Suite A

Frankfort, KY 40601

SELLER:

Nuclear Solutions, Inc.

5505 Connecticut Ave., Ste. 5505

Washington, D.C 20015

Phone: (202) 787-1951

Fax: (202) 318-2487

Attn: Patrick Herda, CEO

With copy by FAX (which shall not constitute notice) to:

Burk & Reedy, LLP

Fax:     (202) 318-6271

Attn:   David T. Shaheen, Esq.

ESCROW AGENT:

Burk & Reedy, LLP

1818 N Street, NW, Suite 400

Washington, D.C. 20036

Phone: (202) 262-6393

Fax: (202) 318-6271

Attn: David T. Shaheen, Esq.

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Any party may change said address by notice to the other parties in accordance with the terms hereof.

c.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

d.          Entire Agreement; Amendment. This Agreement, including any exhibits, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings. The recitals at the commencement of this Agreement are by this reference incorporated herein. The parties hereto may, by mutual consent, amend or modify and supplement this Agreement in such manner as may be agreed upon in writing.

e.          Captions. The captions and heading contained herein are solely for convenience of reference and will not affect the interpretation of any provision hereof.

f.          Governing Law. This Agreement shall be construed and the rights of the parties hereunder shall be governed by laws of the District of Columbia. Venue for any dispute regarding this Agreement shall be in a court of competent jurisdiction in the District of Columbia.

g.          Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement. This Agreement may be executed by facsimile signature.

h.          Severability. Any portion of this Agreement which a court of competent jurisdiction shall determine to be void or unenforceable against public policy, or for any other reason, shall be deemed to be severable from this Agreement and shall have no effect on the other covenants or provisions in this Agreement. It is agreed that the court shall be empowered to reform and construe any provision that would otherwise be void or unenforceable in a manner that will be valid and enforceable to the maximum extent permitted by law.

i.          Attorneys' Fees. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees, subject to the provisions of subsection 5.e. above.

j.          Further Assurances. Purchaser and Seller shall, and shall cause their respective affiliates to, execute and deliver all other documents and instruments and take all other actions reasonably requested by Escrow Agent at any time to effect the release and delivery of the Escrowed Stock in accordance with this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

:C LUi:-

Nam erda

Title: Chief Executive Officer

SCOTT SCHRADER

'CfOiiischra

iii/-

5

BURK & REEDY, LLP,

As Escrow Agent

By:	/s/ David T. Shaheen, Esq.
Name: David T. Shaheen, Esq.
Title: Partner, for the Firm

June 1, 2009

MANAGEMENT AGREEMENT

This Agreement is made as of this 12th day of June, 2009 between and among FUEL FRONTIERS, INC., a Nevada corporation ("FFI") and NUCLEAR SOLUTIONS, INC., a Nevada corporation ("NSOL"), (FFl and NSOL are sometimes collectively referred to herein as the "CORPORATIONS") and SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN, ("SCHRADER").

BACKGROUND

A.    SCHRADER desires to purchase shares of FFI owned by NSOL and NSOL desires to sell a portion of its FFI shares to SCHRADER on the terms noted in the Stock Purchase and Related Agreements (the "TRANSACTION DOCUMENTS").

B.    As an inducement to obtain the SCHRADER investment, the CORPORATIONS have respectively agreed to be bound by certain management covenants.

For valuable consideration, the receipt of which is acknowledged by the parties, the parties agree as follows:

AGREEMENT

I . Proceeds and Management.

a.    Nuclear Solutions agrees to use the SCHRADER investment proceeds according to the "Use of Proceeds" attached as Schedule 1.0.

b.   Nuclear Solutions agrees to nominate, appoint and, or vote into office one person named by SCHRADER who will be seated as a member of the board of directors of Fuel Frontiers, Inc. for a term of twelve (I 2) months commencing on the date of closing of the SCHRADER investment.

2. Muhlenberg Property.

a.    FFI desires to purchase certain real property located in Muhlenberg, Kentucky for the construction of its CTL plant (the "Muhlenberg Property") for approximately $150,000, which the parties agree shall be allocated from the SCHRADER investment proceeds as specified in Schedule 1.0 attached hereto. FFI agrees to take title to the Muhlenberg Property in such a manner so that the property ownership would automatically revert to SCHRADER in the event of FFJ's petition in bankruptcy, wind-up or liquidation.

b.    The parties agree that the purchase of real property for the CTL plant from a portion of the SCHRADER investment proceeds is a material element of the consideration for the sale of FFI stock by NSOL. In the event that FFI is no longer pursuing its CTL plant on the Muhlenberg Property because of FFl's inability after good faith efforts to obtain all appropriate approvals and permits required for the CTL plant, then:

1.     FFI, on behalf of FFI and SCHRADER, shall sell their entire collective interest in the land, in a manner permitting it to sell an unencumbered fee simple interest to a third party purchaser at the prevailing market price; and

11.   FFI shall make use of the net funds received from such sale to purchase another plot of land in Kentucky to build a CTL facility and shall take title to the second property in such a manner so that the property ownership would automatically revert to SCHRADER in the event of FFl's petition in bankruptcy, wind-up or liquidation.

3.    Release of Schrader Property Interest

Jn the event that (i) FFl secures a fundable offtake agreement or fuel purchase agreement for fuel provided by FFl's proposed CTL plant on the Muhlenberg Property or its replacement property; or (ii) financing for FFI which requires the grant of a security interest in FF1 assets or similar encumbrance; then SCHRADER shall quitclaim his future interest in the land. The parties agree that no compensation is payable to Schrader in the event such quitclaim is requested by FFI. In such event, FFI shall pay the expense of the preparation of the documentation necessary for the quitclaim of the property. SCHRADER agrees to execute in a timely manner such documents as may be reasonably requested by the FFI board of directors or otherwise necessary to effect the terms and conditions of this Agreement.

4. General Provisions

a.    Entire Agreement. This Agreement (including the Schedule hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof:

b.    Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affoct the meaning or interpretation of this Agreement.

c.    Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the District of Columbia. In the event that litigation results from or arises out of this Agreement or the performance thereof: the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

d.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one Agreement. For the purposes of this Agreement, a faxed copy of an executed Agreement shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

NUCLEAR SOLUTIONS, INC.		FUEL FRONTIERS, INC.
/s/ Patrick Herda		/s/ David Maland
By:	Patrick Herda	By:	David Maland

Title:	President	Title:	President

SCHRADER & ASSOCIATES DE"FINED BENEFIT PENSION PLAN

/s/ Scott A. Schrader
B:	Scott A. Schrader

Title:

June 12, 2009

COMMON STOCK OPTION

(Transferable)

NUCLEAR SOLUTIONS, INC.

(a Nevada Corporation)

For the sum of Five Thousand ($5,000) Dollars, NUCLEAR SOLUTIONS, INC., (the "CORPORATION'') hereby grants to SCHRADER & ASSOC IATES DEFINED BENEFlT PENSION PLAN, (the "HOLDER.,), subject to the terms and conditions hereinafter set forth, the option to purchase that number of shares of the common stock of FUEL FRONTIERS, INC. (the "Shares") on the terms and conditions set forth below:

I.     Option Shares.  The CORPORATION grants HOLDER an option to purchase common shares of Fuel Frontiers, Inc., the number of which shares shall equal I 0% of the then issued and outstanding shares of Fuel Frontiers, Inc. as of the date of Option exercise.

2.     Option Exercise Price. The Option Shares may be purchased for Three Hundred Fifty Thousand ($350,000) Dollars.

3.     Term and Exercise.

(a)     The Option may be exercised by the HOLDER for all or part of the Shares on, or before September 12, 2009 (such time period being referred to herein as the "Term"). This Option will be void in the event the HOLDER fails to exercise this Option in the manner provided herein on, or prior to, the expiration of the Term.

(b)     The HOLDER will exercise this Option, if at all, by surrendering to the CORPORATION this Option Agreement together with the Notice of Exercise attached hereto as Exhibit A, duly executed. The surrender of this Option Agreement and the Notice of Exercise must be accompanied by payment in cash by certified check or by bank wire transfer of the Option Price (as that term is defined in Section 2).

(c)     Within thirty (30) business days following the exercise of these Option by the HOLDER as provided in this paragraph, the CORPORATION will cause to be issued in the name of and delivered to the HOLDER, a certificate or certificates for the Fuel Frontier, Inc. Shares. The CORPORATION covenants and agrees that all of the Shares will be fully paid and nonassessablc upon such issuance and delivery.

4.     Investment Intent: Restrictions on Transfer.

(a)     HOLDER represents and agrees that if HOLDER exercises this Option, HOLDER wil I acquire the Shares upon such exercise for the purpose ofinvestment and not with a view to, or for resale in connection with, any distribution thereof. The HOLDERacknowledges that the shares issuable upon exercise of this Option are "restricted shares" pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the Shares may only be made in conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation. Upon such exercise of this Option, HOLDER shall furnish to the Company a written statement to such effect if requested, satisfactory to the Company in form and substance.

COMMON STOCK OPTION: I

(b)     HOLDER further represents that HOLDER, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accumcy of such information.

(c)     Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any Stock split, share reclassification, Stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HA VE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THESECURITIESACTOF 1933 (THE'SECURITIES AC'r) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHER WISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURJTlES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HA VE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDJTIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's trnnsfor agent.

5.     Transferability. The HOLDER may pledge, hypothccate, sell, assign or otherwise transter, or encumber these Options with the written consent of the CORPORA TJON, which will not be unreasonably withheld.

6.     Notices.

Any notice, ofter, acceptance, demand, request, consent, or other communication required or permitted under these Options must be in writing and will be deemed to have been duly given or made either (I) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (2) three (3) days after being deposited in the United States' mail, certified or registered, postage prepaid, return receipt requested, and properly addressed to the party to whom it is directed. A communication will be deemed to be properly addressed if sent to a party at the address provided below:

COMMON STOCK OPTION: 2

If to the CORPORATJON:

Nuclear Solutions, Inc.

5505 Connecticut Ave., NW.

Washington, D.C. 20015

If to the HOLDER:

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

#2 HMB Circle

Suite A

Prank fort, KY 4060 I

7.          General Provisions

a.     Entire Agreement. This Agreement (including the Schedule hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.     Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.     Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the District of Columbia. In the event that litigation results from or arises out of this Agreement or the performance thereof the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

d.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one Agreement. For the purposes of this Agreement, a faxed copy of an executed Agreement shall be deemed to be an original.

COMMON STOCK OPTION: 3

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

NUCLEAR SOLUTIONS, INC.

By:	/s/ Patrick Herda 6-12-09
Name: Patrick Herda
Title: Chief Executive Officer

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

By:	/s/ Scott A. Schrader
Name· Scott A. Schrader
Title:

COMMON STOCK OPTION: 4

FIRST AMENDMENT TO OPTION AGREEMENT

This First Amendment ("First Amendment") to the Common Stock Option between Nuclear Solutions, Inc, ("NSOL") and SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN ("Holder") dated June 12, 2009 (the "Option") is entered into effective September 11, 2009 ("Effective Date").

WHEREAS, NSOL and Holder now wish to extend the Option through December September 30, 2009;

NOW THEREFORE, be it known that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

. I.          Section 3 (a) of the Common Stock Option dated June 12, 2009, attached as Exhibit A, is amended to extend the Term to expire on September 30, 2009 and shall now read as follows:.

3(a) The Option may be exercised by the HOLDER for all or part of the Shares on, or before September 30, 2009 (such time period being referred to herein as the "Term"). This Option will be void in the event the HOLDER fails to exercise this Option in the manner provided herein on, or prior to, the expiration of the Term.

2.          All other provisions of the Agreement shall remain in full force and effect.

3.          General Provisions

A.  Entire Agreement. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter here for and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all of the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

B.  Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the District of Columbia. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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C.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one Agreement. For the purposes of this Agreement, a faxed copy of an executed Agreement shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Name: Patrick Herda	Date: 9-11-09
Title: Chief Executive Officer

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

By:
Name: Scott A. Schrader	Date: ________________
Title:

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